Exhibit 10.9

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT, dated as of December 20, 2003 (this “Agreement”), is made and entered into by and among Lotus Pacific, Inc., a Delaware corporation (“Seller”), TCL Information Technology Industrial (Group) Ltd., a corporation incorporated in the British Virgin Islands (“Buyer”) and TCL Digital Technologies, Ltd., a corporation incorporated in the People’s Republic of China (the “Company”) with reference to the following facts:

RECITALS

A.            Seller is the record and beneficial owner of 50% of the equity (the “Equity”) of the Company.

B.            Seller desires to sell the Equity, which represents all of the Equity of the Company held by Seller, to Buyer and Buyer desires to purchase the Equity from Seller upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises, and the representations, warranties, covenants, conditions, and promises exchanged by the parties hereto, Buyer and Seller hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Defined Terms.  Unless otherwise defined in this Agreement, the capitalized terms used in the above premises and throughout this Agreement shall have the meanings set forth in this Section 1.1.

Claim:  Any claim, legal or equitable cause of action, suit, litigation, proceeding (including a regulatory or administrative proceeding), grievance, complaint, demand, charge, investigation, audit, arbitration, mediation, or other process for settling disputes or disagreements, including without limitation, any of the foregoing processes or procedures in which injunctive or equitable relief is sought.

Liability:  Any liability, loss, cost, debt, indebtedness, lien, Claim, expense, loss of tax benefits or deductions, assessment, fine, penalty, deficiency, interest, payment, contract, judgment, damages of every kind and nature or other obligation (whether due or payable, absolute or contingent, liquidated or unliquidated, secured or unsecured).

Person:  Any individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, Governmental Authority, trust, association, organization or unincorporated entity of any kind.

1.2           Use of Defined Terms.  Any defined term used in the plural shall refer to all members of the relevant class and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

ARTICLE 2

PURCHASE OF THE EQUITY

2.1           Sale of the Equity.  Upon the terms and subject to the conditions contained in this Agreement, as of the Closing, Seller shall fully and irrevocably sell, assign, transfer, convey, and deliver to Buyer the Equity, free and clear of any all encumbrances, pledges, Claims, restrictions, judgments, defects in title, limitations, Liabilities, restrictions on transferability, or other liens, together with all of the right, title, interest, and other incidents of ownership in and to such Equity which Seller may have or possess.  Such sale, assignment, transfer, conveyance, and delivery shall be effected by Seller’s delivery at Closing (as defined in Section 6.1) to Buyer of (i) the certificates representing the Equity held by such Seller, all duly endorsed in blank, if any, and with all necessary documentary stamps affixed thereto, or (ii) such other assignments, documents of transfer, instruments, or other items as reasonably requested by Buyer for the purpose of assigning, assuming, transferring, conveying, perfecting, confirming, and/or reducing to possession the Equity held by Seller.

2.2           Purchase of the Equity.  Upon the terms and subject to the conditions contained in this Agreement, as of the Closing, Buyer shall purchase, all and not less than all, of the Equity and, in consideration of and in exchange for the purchase of the Equity, Buyer shall pay Seller the Purchase Price for the Equity held by Seller in the amount and in the manner hereinafter set forth:

2.2.1        Purchase Price.  At Closing, Buyer shall pay Seller cash in the aggregate amount of US$5,622,000 (the “Purchase Price”).

2.2.2        Manner of Payment.  Payment of the Purchase Price shall, at Buyer’s election, be paid via wire transfer or other form of electronic funds transmission pursuant to payment instructions delivered by Seller to Buyer no later than two (2) business days prior to the Closing Date (as defined in Section 6.2).

2.3           Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE (NOR SHALL SELLER BE DEEMED TO HAVE MADE OR TO MAKE BY VIRTUE OF THE SALE OF THE EQUITY TO BUYER OR ANY OTHER FACT OR CIRCUMSTANCE WHATSOEVER) TO BUYER OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO OR IN CONNECTION WITH THE EQUITY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF TITLE, WHICH IS EXPRESSLY DISCLAIMED AND EXCLUDED.  THERE ARE NO SUCH REPRESENTATIONS OR WARRANTIES WHATSOEVER OF SELLER OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, WHICH REPRESENTATIONS AND WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF SELLER

WITH RESPECT TO THE SALE OF THE SHARES, ANY ASSET OR PROPERTY OF THE COMPANY OR ITS BUSINESS, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents, warrants, and covenants to Seller the accuracy and completeness of the matters set forth in this Article 3 as of the date hereof and as of the Closing Date.

3.1           Corporate Authority.  Buyer has the requisite corporate power and authority to enter into this Agreement and any related documents to which Buyer is a party and to carry out its obligations hereunder and thereunder.  The execution, delivery, and performance of this Agreement and any related documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer.  This Agreement and any related documents will have been duly and validly executed and delivered by Buyer, and are the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

3.2           No Violation.  The execution, delivery, and performance of this Agreement and any related document, and the consummation of the transactions contemplated hereby and thereby will not constitute, nor with notice or lapse of time or both would constitute: (i) a violation of Buyer’s charter documents (as amended or restated to date), bylaws or operating agreements (as amended or restated to date) or resolutions or actions of Buyer’s owners or governing body or duly authorized committees thereof, or (ii) a breach of or default under any contract or judgment to which Buyer is subject or bound.

3.3           Investment.  Buyer is acquiring the Equity for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities.

3.4           No Public Market. Buyer understands that no public market now exists for any of the Securities issued by the Company and that it is uncertain whether a public market will ever exist for the Equity.

3.5           Access to Data.  Buyer has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Equity.

3.6           Knowledge And Experience.  Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Equity, and it is able to bear the economic risk of such investment.  Further, Buyer has such knowledge and experience in financial and business matters that he, she or it is capable of utilizing the information made available to him, her or it in connection with the purchase of the Equity, of evaluating the merits and risks of an investment in the Equity and of making an informed investment decision with respect to the Equity.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants, and covenants to Buyer and Seller the accuracy and completeness of the matters set forth in this Article 4 as of the date hereof and as of the Closing Date.

4.1           Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China and is qualified in all jurisdictions in which the nature of its property owned or leased by it or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not individually or in the aggregate materially and adversely affect the business, operations or financial condition of the Company.  The Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.  The Company has no subsidiaries or affiliated companies and does not otherwise directly or indirectly control or own any other corporation, association, partnership, joint venture or other business entity or arrangement.

4.2           Capitalization.  Immediately prior to the Closing, the Company’s equity is held by the following entities and individuals in the following respective percentages: Seller (50%), five individuals, Liu Dongyuan (29.8279%), Cheng Fei (10.1528%), Gao Jianou (3.1379%), Wang Huansheng (1.6745%), and Han Jingzhe (0.2069%), and TCL Computer Technology (5%).

4.3           Title to Property.  The Company has good and marketable title to all of its properties and assets, free and clear of restrictions or conditions on transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for current taxes and assessments not delinquent and for matters that are not material, individually or in the aggregate, and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the business, operation or proposed operation of the Company.

4.4           Patents and Other Intangible Rights.  The Company has good title (without any unlawful misappropriation) to all Intellectual Property (as defined hereinafter) of the Company, or adequate licenses and rights to use the Intellectual Property of others, which is necessary for the conduct of the business of the Company as now conducted, and, to the knowledge of the Company, no individual or entity (other than the Company) owns any interest in, or has made any claim with respect to any Intellectual Property.  To the knowledge of the Company, the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.  None of the Intellectual Property is subject to any mortgage, pledge, lien, charge, security interest or encumbrance or lease or license or any claim or litigation proceedings alleging a violation of the right of any third party.  To the knowledge of the Company, no officer, director or employee of the Company is under any restriction, whether contractual, or by virtue of previous employment or otherwise, that would prevent him from performing his duties for the Company or prevent the Company from using the Intellectual Property.  For the purposes of this Section 4.4, the term “Intellectual Property” means, with respect to the Company, (a) inventions, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) statutory invention registrations, patents, patent registrations and patent applications and all improvements to the inventions covered in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, symbols, trade names and corporate names and registrations and applications for registration thereof, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, (f) computer software, source code, data and documentation, (g) trade secrets and confidential business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) copies and tangible embodiments of all of the foregoing, in whatever form or medium, (i) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (j) all rights to sue for present and past infringement of any of the Intellectual Property rights hereinabove set out.

4.5           Litigation.  There are no (and the Company is not aware of any basis for any) (a) actions, proceedings or investigations pending or any threat thereof, or verdicts or judgments entered against the Company or any of its officers, directors or affiliates before any court or before any administrative agency or officer which questions the validity of the Agreement or the right of the Company to enter into them or to consummate the transactions contemplated thereby, or which might result, individually or in the aggregate, in any material adverse change in the business, properties or condition, financial or otherwise, of the Company or (b) violations by the Company of any foreign, federal, state or local laws, rules, regulations or orders.

4.6           Financial Statements.  A copy of the Company’s unaudited monthly balance sheets from March 2003 (the month the Company started its operations) through the end of June 2003 (the “Financial Statements”) has previously been provided to Buyer and Seller.  The Financial Statements (a) are complete and correct in all material respects; and (b) fairly present, in all material respects, the financial position of the Company as of the date thereof and the results of the operations of the Company for the periods covered thereby.  Since the date of the last Financial Statement, there has been no material adverse changes to the Company’s business, finances or prospects and the Company has operated its business in the ordinary course.

4.7           Fees, Commissions and Expenses.  The Company has made no agreements or arrangements for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.8           Government and Equity Holder Consents.  Other than final approval for the change of ownership of the Equity from the relevant authorities or regulatory bodies in China, and the filing and registration incidental thereto, no consent, approval, order, authorization, registration, qualification, designation, license, declaration or filing with any local, state or municipal authority is required on the part of the Company in connection with the consummation of the transactions contemplated herein.  This Agreement or the transactions consummated hereby do not require approval or consent from the other equity holders of the Company who are not party to this Agreement.

4.9           No Violation.  The execution, delivery, and performance of this Agreement and any related document, and the consummation of the transactions contemplated hereby and thereby will not constitute, nor with notice or lapse of time or both would constitute: (i) a violation of Company’s charter documents (as amended or restated to date), bylaws or operating agreements (as amended or restated to date) or resolutions or actions of Company’s owners or governing body or duly authorized committees thereof, or (ii) a breach of or default under any contract or judgment to which Company is subject or bound.

4.10         Validity of Issuance.  The Equity, when transferred, sold, and delivered, and, assuming the accuracy and completeness of Seller’s representations hereunder, will be free and clear of any pledges, security interests, claims, liens or encumbrances and, assuming the accuracy and completeness of Buyer’s representations hereunder, and will have been issued in compliance with all applicable state and federal securities laws.

4.11         Disclosure.  Neither this Agreement nor any of the materials relating hereto, or relating to the transactions contemplated hereby, contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.  The financial and similar projections provided to Buyer with respect to the Company are merely descriptions and estimates made by the Company and are not intended to be commitments of the Company.  There is no fact known to the Company which (individually or in the aggregate) materially adversely affects the business, operations, affairs, condition, properties, assets or prospects of the Company which has not been set forth in this Agreement, or any other related transaction agreements.

4.12         Material Contracts.  The Company has made available to Buyer all material contracts, agreements or instruments of the Company.

4.13         No Debt.  Except for the amounts set forth on the Financial Statements, as of the Closing, the Company shall have no Indebtedness (defined below).  “Indebtedness,” for the purposes hereof, shall mean, without duplication, the outstanding principal amount of, and all interest, penalties, premiums and other amounts accrued in respect of, (i) all indebtedness for borrowed money of the Company, whether or not recourse to the Company, (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of the Company with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of the Company, (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services of any type, (v) every capital lease obligation of the Company, (vi) all obligations of the Company upon which interest charges are customarily paid (but excluding trade accounts payable arising in the ordinary course of business consistent with past practice), and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person, the payment of which the Company has guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

4.14         Transactions with Affiliates.  The Company has no agreements, understandings or proposed transactions, including any agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

4.15         Permits.   The Company has all franchises, permits, licenses, orders, certificates, authorizations, approvals and any similar authority necessary for the conduct of its business as it is planned to be conducted, the lack of which could materially affect the business, properties prospects or financial condition of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents, warrants, and covenants to Buyer the accuracy and completeness of the matters set forth in this Article 5 as of the date hereof and as of the Closing Date:

5.1           Authority.  Seller has the requisite corporate, entity, or other power and authority to enter into this Agreement and any related documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and any related documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, entity, or other action on the part of Seller.  This Agreement and any related documents will have been duly and validly executed and delivered by Seller and are the valid and binding agreements of such Seller, enforceable against it in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2           No Consents. Other than final approval for the change of ownership of the Equity from the relevant authorities or regulatory bodies in China and the filing and registration incidental thereto of the Chinese government, there are no approvals, authorizations, consents, orders, licenses, permits, or other actions of, declarations, filings, or registrations with or notices to be furnished to any Person in connection with the execution, delivery, or performance of this Agreement by Seller or Seller’s sale of the Equity to Buyer as contemplated hereby which will not have been made, obtained, or furnished prior to the Closing.

5.3           No Violation.  The execution, delivery, and performance of this Agreement and any related document to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby will not constitute, nor with notice or lapse of time or both would constitute:  (i) a violation of such Seller’s certificate of incorporation (as amended or restated to date), bylaws (as amended or restated to date); or (ii) the creation or imposition of any lien or encumbrance affecting or encumbering the Equity held by such Seller.

5.4           Ownership of the Equity. Seller is the sole and exclusive record, legal, and beneficial owner of, and has good, valid, and indefeasible title to the Equity and has fulfilled its obligation to pay or contribute additional capital or fund in the aggregate amount of US$1,842,216.71 under the Articles of Association of the Company dated January 18 2003 (“Capital Contribution”), and upon payment of the Purchase Price for the Equity, Buyer will acquire the Equity free and clear of any encumbrances, pledges, Claims, restrictions, judgments, defects in title, limitations, Liabilities, restrictions on transferability, or other liens of any kind or nature, together with all of the right, title, interest, and other incidents of ownership in and to such Equity which Seller may have or possess.

ARTICLE 6

CLOSING; CLOSING CONDITIONS

6.1           The Closing.   The parties acknowledge and agree that the consummation of the transactions contemplated under this Agreement shall occur contemporaneously with the execution of this Agreement.  Only when all such transactions have been consummated and the Purchase Price has been paid shall the closing (the “Closing”) of the transactions under this Agreement have occurred.

6.2           Closing Logistics.  The Closing shall occur at the offices of the Company, on August         , 2003 (the “Closing Date”) or such other time, date and place, as mutually agreed upon by all of the parties.   All acts, deliveries, and confirmations comprising the Closing, including satisfaction of all conditions precedent to Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously as of 11:59 p.m. on the Closing Date and no such act, delivery, confirmation, or condition shall be effective unless and until the last of all such items shall have occurred.  The parties shall use good faith efforts to effectuate the Closing on the day on which this Agreement is fully executed by all parties.

6.3           Buyer’s Closing Conditions.  The obligations of Buyer to proceed to Closing are subject to the full satisfaction, at or prior to Closing, of the following conditions precedent:

6.3.1        Representations and Warranties are True.  The representations and warranties made by Company in Article 4 and Seller in Article 5 of this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date.

6.3.2        Deliver Share Certificates; Perform Covenants.  Seller shall have delivered to Buyer the certificates representing the Equity and shall have satisfied their other covenants, obligations, and agreements set forth in this Agreement which are required to be fulfilled by Seller prior to or at the Closing.

6.3.3        Delivery of Signature Page.  Seller and the Company shall have delivered to Buyer an executed signature page to this Agreement and such other instruments, assignments, and documents as Buyer’s legal counsel may reasonably request, consistent with the intent and purposes of this Agreement.

6.3.4        Examination of Books and Records.  The Company will have made available to Buyer (who may appoint representatives to perform such inspection) during normal business hours, for inspection and copying, all of the Company’s books, records, contracts and documents of or relating to the Company.

6.3.5        Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

6.3.6        Performance.  The Company and Seller will have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

6.3.7        Compliance with Laws and Regulations.  The sale of the Equity to Buyer shall be permitted by all applicable laws and regulations.

6.3.8        Deliver proof of Capital Contribution.  Seller shall have delivered to Buyer satisfactory documentary evidence that Seller has fully fulfilled its Capital Contribution obligations.

6.4           Seller’s Closing Conditions.  The obligations of Seller to proceed to Closing are subject to the full satisfaction, at or prior to Closing, of the following conditions precedent:

6.4.1        Representations and Warranties are True. The representations and warranties of Buyer made in Article 3 and the Company in Article 4 of this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date.

6.4.2        Purchase Price; Perform Covenants.  Buyer shall have paid to Seller the Purchase Price and satisfied Buyer’s other covenants, obligations, and agreements as set forth in this Agreement which are required to be fulfilled by Buyer prior to or at the Closing.

6.4.3        Delivery of Signature Page.  Buyer and the Company shall have delivered to Seller an executed signature page to this Agreement and such other instruments, assignments and documents as Seller’s legal counsel may reasonably request, consistent with the intent and purposes of this Agreement.

6.4.4        Performance.  Buyer and the Company will have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.4.5        Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority will have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

6.4.6        Compliance with Laws and Regulations.  The sale of the Equity to Buyer shall be permitted by all applicable laws and regulations.

6.5           Closing Assurances.  If at any time before or after the Closing legal counsel for any party hereto shall deem it necessary or reasonably appropriate to take further or additional steps or to execute further or additional agreements, instruments, documents, or certificates for the purpose of confirming, evidencing, or fully consummating any of the transactions contemplated under this Agreement or any transaction incident thereto, then all applicable parties shall execute, acknowledge, and deliver any such agreements, instruments, documents, or certificates or take such further or additional steps consistent with the intent and purposes of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1           Notices.  Any and all notices, requests, consents, demands, or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by United States registered or certified mail (return receipt requested), (ii) when delivered, if delivered personally by commercial courier, (iii) on the second (or the seventh, for overseas address) following business day, if sent by United States Express Mail or overnight courier, or (iv) upon the date reflected on a fax confirmation from the transmitting fax machine, if sent by facsimile transmission and delivery of the facsimile transmission is confirmed telephonically within one (1) business day, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice) with applicable postage or delivery charges prepaid:

If to Seller:
Lotus Pacific, Inc.
2402 Michelson Drive, Suite 220
Irvine, CA 92612
Attn: CFO
Fax: 949-475-1808

With a copy to:
Reed Smith LLP
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067
Attn: John M. Iino, Esq.
Fax: 310-734-5299

If to Buyer:
TCL Information Technology Industrial (Group) Ltd.
13/F TCL Tower
8 Tai Chung Road
Tsuen Wan
New Territories
Hong Kong

If to Company:
TCL Digital Technologies, Ltd.
A18 Sanhuan Xi Road, North, Suite B409
Haidian District, Beijing, China

7.2           Expenses.  Each party hereto shall pay its own costs and expenses (including all legal and accounting fees) arising from the negotiation, execution, and performance of this Agreement, whether or not the transactions contemplated hereunder are consummated.

7.3           Indemnification.  Subject to Section 2.3, the parties hereto agree to indemnify, defend and hold harmless the other parties and the other parties’ officers, directors, employees, stockholders, parent companies, direct and indirect subsidiaries, joint venture partners, affiliates, partners, agents, attorneys, independent accountants, auditors, insurers, representatives, predecessors, successors and assigns (collectively, “Indemnitees”), from and after the Closing Date, for a period of such claim’s applicable statute of limitations, against any damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys’ fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereafter referred to as “Losses”), arising out of or relating to any misrepresentation or breach of or default in connection with any representation, warranty, covenant or agreement given or made by the indemnifying party hereto (the “Indemnifying Party”) in this Agreement.  In the event an Indemnitee become aware of a third-party claim which Indemnitee believes may result in an indemnification demand under this Section 7.3, the Indemnitee shall promptly notify the Indemnifying Party of such claim, and Indemnifying Party shall be entitled, at its expense, to participate in any defense of such claim.  Indemnitee shall have the right in its sole discretion to settle any such claim; provided, however, that the Indemnitee may not effect the settlement of any such claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  In the event that the Indemnifying Party has consented to any such settlement, Indemnifying Party shall have no power or authority to object to the amount of any claim by Indemnitee for indemnity under this Section 7.3 with respect to such settlement.

7.4           Confidentiality of this Agreement; Publicity.  Each of the terms and conditions of this Agreement shall be confidential and each of the parties hereto agrees to maintain the confidentiality of this Agreement and each of its terms and provisions hereof.  Unless required by court order, other legal process, applicable law or regulations (including without limitation, applicable securities laws and stock exchange rules), or if consented to by all other parties hereto, this Agreement may not be disclosed by any party hereto and no party may issue or release any public announcement, press release, statement, or acknowledgment of the existence of, or reveal publicly the terms, conditions, or status of, the transactions provided for herein without the prior written consent of all of the other parties as to the content and timing of release of and the media in which such statement or announcement is to be made. Each party hereto agrees that he, she or it will not unreasonably withhold any such consent or clearance to public announcements.

7.5           Headings.  The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

7.6           Entire Agreement.  This Agreement and the documents relating thereto constitute the final written integrated expression of all of the agreements between the parties hereto with respect to the matters addressed herein.  This Agreement supersedes all prior or contemporaneous, written or oral, memoranda, arrangements, contracts, or understandings between or among the parties hereto relating to the subject matter hereof.  Any representations, promises, warranties, or statements made by any party which differ in any way from the terms of this Agreement, shall be given no force or effect.  The parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between them related in any way to the matters herein contained unless specifically included or referred to herein.

7.7           Amendments.  This Agreement may not be amended, modified, supplemented, or changed, in any minor or material respect, or any provision hereof waived, unless accomplished through a dated, written instrument which has been signed by the parties hereto.

7.8           Waiver. Neither consummation of the transactions contemplated hereunder nor any action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or waiver of compliance with any representation, warranty, condition or agreement contained herein.  Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

7.9           Severability.  In the event that any provision in this Agreement shall be found by a governmental authority or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.10         Successors and Assigns.  None of the parties hereto may assign this Agreement or delegate any obligations or duties hereunder, whether voluntarily, involuntarily, or by operation of law, except with the prior written consent of all of the other parties to this Agreement; provided, however, that Buyer may assign this Agreement or delegate its duties to any of its affiliates without obtaining the consent of any party hereto; provided, further however, the assigning party shall not be released from its obligations hereunder.  If this Agreement is assigned or duties hereunder delegated as permitted hereunder, then this Agreement shall be binding upon the respective successors, successors-in-interests, transferees, and assigns of all of the parties hereto.

7.11         Governing Law; Consent to Jurisdiction.  This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California, without regard to principles relating to conflicts of law, and of the laws of the United States.  Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of Los Angeles or County of Orange, State of California, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this

Agreement or the subject matter hereof may not be enforced in or by such court.  EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING.  Any and all service of process shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise-proceed against any other party in any jurisdiction.

7.12         Construction.  This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of any party hereto, but rather in accordance with the fair meaning hereof.

7.13         Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part of any of the parties hereto.  Each of the parties acknowledge and agree that:  (i) it has read this Agreement;  (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice or that it has voluntarily declined to seek such counsel; and (iii) is fully aware of the legal and binding effect of this Agreement.

7.14         Attorneys’ Fees.  In the event of any dispute with respect to the subject matter of or construction of this Agreement (including an arbitration or mediation), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court, arbitration, or mediation costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which a court, arbitrator or mediator may deem proper.

7.15         No Third Party Beneficiaries.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.16         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be binding and collectively shall constitute one and the same agreement.

7.17         Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH HE, SHE OR IT MAY BE PARTIES, ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT.  IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH PARTY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Seller:	LOTUS PACIFIC, INC.

	By:	/s/ Yiming Foo
Name: Yimin Foo, Chief Financial Officer

Buyer:	TCL INFORMATION TECHNOLOGY INDUSTRIAL (GROUP) LTD.

	By:	/s/ Li Dongsheng
Name: Li Dongsheng
Title: Chairman

Company:	TCL DIGITAL TECHNOLOGIES, LTD.

	By:	/s/ Li Dongsheng
Name: Li Dongsheng
Title: Chairman